United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☒   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
Virtus Asset Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.
Title of each class of securities to which transaction applies:

2.
Aggregate number of securities to which transaction applies:

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.
Proposed maximum aggregate value of transaction:

5.
Total fee paid:

☐
Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.
Amount Previously Paid:

2.
Form, Schedule or Registration Statement No.:

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Filing Party:

4.
Date Filed:

To follow-up from my voice mail today, attached is the RidgeWorth Funds Proxy Communications Guide.

As you will see, the guide contains additional information on the shareholder proxy that is currently underway, samples of the proxy materials your clients received, and detailed voting instructions to assist you and your clients in voting their shares.

And finally, please let your clients know that two independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC have issued favorable recommendations and recommend that shareholders vote in favor of the proposal.

Thank you in advance for your support of RidgeWorth Funds. We truly appreciate you working with your clients to secure this important vote.

Should you have any questions or require additional information, please contact the RidgeWorth Sales Desk at 1-866-595-2470.

Sincerely,

Registered Representative is associated with RidgeWorth Distributors LLC, which is not affiliated with RidgeWorth Investments or its affiliates. RidgeWorth Investments is a registered trade name for RidgeWorth Capital Management LLC. Prospectuses, and, if available summary prospectuses , are available on the RidgeWorth Funds prospectus pages. For Investment Professional Use Only. Not Intended for Use with the Public.

All investments involve risk. There is no guarantee a specific investment strategy will be successful.

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.

Good morning/afternoon this is XX with RidgeWorth Investments. I am giving you a quick call today to make you aware of an outreach to our shared clients regarding a proxy solicitation.

As you already may be aware, in December 2016 the management of RidgeWorth Investments entered into a definitive agreement under which RidgeWorth will be acquired by Virtus Investment Partners.

As part of the plan to integrate the two firms, certain RidgeWorth funds will be reorganized into shell funds established in the Virtus Asset Trust. The proposed reorganizations require shareholder approval in the form of a proxy, and a Special Shareholder Meeting has been scheduled for May 9, 2017 to approve the reorganization proposal.

This is where our shareholders, your clients, come in and we need their help.

If you are allowed to vote on behalf of your clients please do so. If not please encourage them to vote today. Please also let your clients know that two independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co., LLC have issued favorable recommendations and recommend shareholders vote in favor of the proposal.

We need our shareholders, your clients to vote. The proxy materials have already been sent and there are multiple ways to vote. We will be following up with an email that contains information on proxy voting instructions.

Thank you for your support and for using RidgeWorth Funds. We appreciate you working with your clients to secure this important vote.

Take care.

(Please provide the below voting instructions if you get an advisor or firm on the phone)

1.	Mail Return: Shareholders can complete, sign and return their ballot in the postage paid business return envelope provided in their package.
2.	Internet Voting: Shareholders can visit www.proxyvote.com, enter their control number found on their ballot and follow the instructions to vote their shares.
3.	Touch Tone Phone Voting: Shareholders can dial the number provided on the Ballot, enter their control number and follow the instructions to vote their shares.
4.	To speak with a live representative at Broadridge Investor Communication Solutions, the proxy solicitor: Dial: 1-855-928-4486

(If you receive questions on the Moderate Allocation Strategy reorganization only)

The Moderate Allocation Strategy and the Growth Allocation Strategy will both be reorganized into the Virtus Growth Allocation Strategy Fund. Additionally, the portfolio manager of each Allocation Strategy will change to individuals from a Virtus affiliate.

All investments involve risk. There is no guarantee a specific investment strategy will be successful.

Before investing, investors should carefully read the prospectus or summary prospectus and consider the fund’s investment objectives, risks, charges and expenses. Please call 888.784.3863 or visit ridgeworth.com to obtain a prospectus or summary prospectus, which contains this and other information about the funds.

©2017 RidgeWorth Investments. All rights reserved. RidgeWorth Investments is the trade name for RidgeWorth Capital Management LLC, an investment adviser registered with the SEC and the adviser to the RidgeWorth Funds. RidgeWorth Funds are distributed by RidgeWorth Distributors LLC, which is not affiliated with the adviser.